                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 35 to Registration Statement File No. 2-74667 on Form N-4 (the "Registration Statement") of (1) our report dated February 6, 2002 relating to the financial statements of Separate Account No. 301 of The Equitable Life Assurance Society of the United States for the year ended December 31, 2001, and (2) our report dated February 6, 2002 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States for the year ended December 31, 2001. We also consent to the reference to us under the headings "About our independent accountants" in the Prospectus and "Custodian and Independent Accountants" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
April 8, 2002